Exhibit 99.1

COMPANY CONTACTS:	INVESTOR CONTACTS:
Endologix, Inc.	The Ruth Group
John McDermott, CEO	Nick Laudico (646) 536-7030
Shelley Thunen, CFO	Zack Kubow (646) 536-7020
(949) 595-7200
www.endologix.com

Endologix Reports 10% and 12% Revenue Growth for the
Fourth Quarter and Full Year 2014

Includes 12% Constant Currency Revenue Growth for the Fourth Quarter and Full Year 2014

Provides 2015 Financial Guidance

Irvine, Calif. (February 25, 2014) - Endologix, Inc. (NASDAQ: ELGX), developer and marketer of innovative treatments for aortic disorders, today announced financial results for the three and twelve months ended December 31, 2014.

John McDermott, Endologix Chairman and Chief Executive Officer, said, “We achieved strong growth in the fourth quarter, including 12% constant currency revenue growth, driven by continued adoption of the AFX® Endovascular AAA System in the U.S. and the ongoing launch of the Nellix® Endovascular Sealing System in Europe. We also completed enrollment in our EVAS FORWARD-IDE clinical trial for Nellix in the U.S., keeping us on track for potential FDA approval in late 2016. Looking forward, our guidance reflects market-level growth in the U.S. combined with share gains in international markets, primarily driven by Nellix in Europe.”

Financial Results

Global revenue in the fourth quarter of 2014 was $38.8 million, a 10% increase from $35.2 million in the fourth quarter of 2013. For the year ended December 31, 2014, global revenue increased 12% to $147.6 million, compared to $132.3 million for the year ended December 31, 2013. On a constant currency basis fourth quarter and full year revenue increased 12%.

U.S. revenue in the fourth quarter of 2014 was $27.0 million, a 6% increase compared with $25.4 million in the fourth quarter of 2013, reflecting above market growth. International revenue was $11.8 million, a 19% increase compared to $9.9 million in the fourth quarter of 2013. The international sales increase was primarily attributable to strong sales growth in Europe, with European revenue of $7.8 million, a 50% increase as compared to $5.2 million in the fourth quarter of 2013, and 62% growth on a constant currency basis.

Gross profit was $29.4 million in the fourth quarter of 2014, which represents a gross margin of 76%, compared to gross margin of 74% in the fourth quarter of 2013. Gross profit was $105.8 million for the year ended December 31, 2014, representing a gross margin of 72%. This compares with a gross margin of 75% for the year ended December 31, 2013. The decrease in gross margin for the year ended December 31, 2014 was primarily due to the inventory write-off of $4.7 million in the third quarter of 2014 for the transition to Endologix’s new DURAPLY™ ePTFE Graft Material for the AFX® Endovascular AAA System.

Total operating expenses were $40.5 million in the fourth quarter of 2014, compared to $27.2 million in the fourth quarter of 2013. Total operating expenses for the year ended December 31, 2014 were $134.9 million, compared with $109.9 million for the year ended December 31, 2013. The increase in operating expenses was driven primarily by expansion of sales and clinical personnel in the U.S. and Europe, general and administrative expenses to support revenue growth and by research, development, clinical and regulatory expenses (inclusive of business development costs of $4.1 million in the fourth quarter and full year 2014, compared to no expense in the fourth quarter of 2013 and $1.9 million in the 2013 year).

Endologix reported a net loss for the fourth quarter of 2014 of $14.8 million, or $(0.22) per share, compared with $3.4 million net loss, or $(0.05) per share, for the fourth quarter of 2013. The fourth quarter 2014 net loss includes Nellix contingent consideration, interest expense, foreign currency loss and business development expenses of $7.6 million, while the fourth quarter 2013 net loss includes other expenses of $2.7 million, primarily Nellix contingent consideration. Endologix reported Adjusted Net Loss (non-GAAP and defined below) for the fourth quarter of 2014 of $7.2 million or $(0.11) per share, compared with an Adjusted Net Loss (non-GAAP and defined below) for the fourth quarter of 2013 of $0.8 million, or $(0.01) per share.

For the year ended December 31, 2014, Endologix reported a net loss of $32.4 million, or $(0.50) per share, compared to a net loss of $16.1 million, or $(0.26) per share, for the year ended December 31, 2013. Endologix reported an Adjusted Net Loss (non-GAAP and defined below) for the year ended December 31, 2014 of $24.8 million or $(0.38) per share, compared with an Adjusted Net Loss (non-GAAP and defined below) for the year ended December 31, 2013 of $7.1 million, or $(0.11) per share.

Total cash, cash equivalents and marketable securities were $86.7 million as of December 31, 2014, compared to $126.5 million as of December 31, 2013.

Financial Guidance

Endologix anticipates 2015 constant currency revenue to be in the range of $163 million to $168 million, representing constant currency growth of 10% to 14% from 2014, and reported revenue in the range of $159 million to $165 million, or growth of 8% to 12% from 2014, based on the current foreign currency exchange rates. Endologix anticipates GAAP loss per share of $(0.64) to $(0.69) per share and an Adjusted loss per share (non-GAAP and defined below) of $(0.51) to $(0.56) per share.

Conference Call Information

Endologix's management will host a conference call today to discuss these topics, beginning at 5:00 P.M. Eastern time (2:00 P.M. Pacific time). To participate via telephone please call (877) 407-0789 from the U.S. or 1-(201)-689-8562 from outside the U.S. A telephone replay will be available for 14 days following the completion of the call by dialing (877) 870-5176 from the U.S. or 1-(858)-384-5517 from outside the U.S., and entering pin number 13599879. The conference call will be broadcast live over the Internet at www.endologix.com. After the live webcast, a webcast replay of the call and a transcript of the call will be available online from the investor relations page of Endologix's website for 28 days.

About Endologix

Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. Endologix's focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. Additional information can be found on Endologix's website at www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States.

Forward-Looking Statements

Except for historical information contained herein, this news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to interest in AFX® and Nellix®, the progress of clinical trials, demand for our products and our ability to increase revenue through sales of our existing products and related new products, and 2015 financial guidance, the accuracy of which are necessarily subject to risks and uncertainties, that may cause Endologix’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include continued market acceptance of Endologix’s products, the success of sales efforts for Endologix’s products, the success of clinical trials relating to Endologix’s products under development, product research and development efforts, unexpected product liability claims and litigation expenses, changes to the regulatory environment for the medical device industry, risks associated with international operations, including currency exchange rate fluctuations, Endologix’s ability to protect its intellectual property rights and proprietary technologies, and other economic, business, competitive and regulatory factors. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Endologix undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2013, for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures

Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)", (2) "Adjusted Net Income (Loss) Per Share”, (3) “Adjusted EBITDA", and (4) "Adjusted EBITDA Per Share" enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods.  Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share Definitions:

"GAAP" is generally accepted accounting principles in the United States.

(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss) under GAAP, excluding: (i) the fair value adjustment to the Nellix acquisition contingent consideration due primarily to the increase or decrease in the Endologix common stock price as the contingent consideration is payable in Endologix common stock; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; and (vi) business development expenses, including licensing costs related to research and development activities.

In the three months and twelve months ended December 31, 2014, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix acquisition contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses and (iv) business development expenses.

In the three months ended December 31, 2013, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix acquisition contingent consideration liability; (ii) interest expense from the Company's convertible debt and (iii) foreign currency (gains) or losses.

In the twelve months ended December 31, 2013, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix acquisition contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses and (iv) business development expenses.

In future periods, Adjusted Net Income (Loss) will continue to exclude: (i) the fair value adjustments to the Nellix contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses; and (vii) other non-recurring expenses or income, as described by Endologix.

(2) "Adjusted Net Income (Loss) per Share" is a non-GAAP measure defined by Endologix as Adjusted Net Income (Loss) divided by the average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

Adjusted EBITDA and Adjusted EBITDA Per Share Definitions:

(3) “Adjusted EBITDA” is a non-GAAP measure defined by Endologix as “Adjusted Net Income (Loss)” plus income tax (benefit) expense, depreciation and amortization expense and stock-based compensation expense.

(4) “Adjusted EBITDA per Share” is a non-GAAP measure defined by Endologix as Adjusted EBITDA divided by average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

# # #

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue
U.S.	$27,004	$25,359	$106,052	$102,937
International	11,843	9,890	41,536	29,320
Total Revenue	38,847	35,249	147,588	132,257
Cost of goods sold	9,438	9,172	41,801	32,750
Gross profit	$29,409	$26,077	$105,787	$99,507
Operating expenses:
Research and development	7,740	3,698	21,616	16,199
Clinical and regulatory affairs	5,839	2,121	13,243	8,679
Marketing and sales	19,663	16,353	73,411	63,588
General and administrative	7,297	5,045	26,663	21,409
Total operating expenses	40,539	27,217	134,933	109,875
Loss from operations	(11,130)	(1,140)	(29,146)	(10,368)
Other income (expense)	(3,203)	650	(11,262)	2,790
Change in fair value of contingent consideration related to acquisition	(300)	(3,300)	7,928	(8,500)
Total other expense	(3,503)	(2,650)	(3,334)	(5,710)
Net loss before income tax expense	$(14,633)	$(3,790)	$(32,480)	$(16,078)
Income tax benefit (expense)	(149)	378	62	10
Net loss	$(14,782)	$(3,412)	$(32,418)	$(16,068)
Other comprehensive income (loss) foreign currency translation	642	(511)	3,369	(845)
Comprehensive loss	$(14,140)	$(3,923)	$(29,049)	$(16,913)
Basic and diluted net loss per share	$(0.22)	$(0.05)	$(0.50)	$(0.26)
Shares used in computing basic and diluted net loss per share	66,835	63,198	65,225	62,607

Exhibit 99.1

Non-GAAP Reconciliations:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Loss to Adjusted Net Loss and Adjusted Net Loss per Share:
Net loss	$(14,782)	$(3,412)	$(32,418)	$(16,068)
Fair value adjustment to Nellix contingent consideration liability	300	3,300	(7,928)	8,500
Interest expense	1,448	311	5,709	321
Foreign currency (gain) loss	1,690	(956)	5,740	(1,731)
Business development	4,133	—	4,133	1,852
(1) Adjusted Net Loss	$(7,211)	$(757)	$(24,764)	$(7,126)
(2) Adjusted Net Loss per Share	$(0.11)	$(0.01)	$(0.38)	$(0.11)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(7,211)	$(757)	$(24,764)	$(7,126)
Income tax (benefit) expense	149	(378)	(62)	(10)
Depreciation and amortization	1,345	564	3,283	2,351
Stock-based compensation	2,299	1,876	7,867	7,922
(3) Adjusted EBITDA	$(3,418)	$1,305	$(13,676)	$3,137
(4) Adjusted EBITDA per Share	$(0.05)	$0.02	$(0.21)	$0.05

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$26,798	$95,152
Marketable securities	59,871	31,313
Accounts receivable, net of allowance for doubtful accounts of $185 and $399, respectively	26,113	24,972
Other receivables	498	310
Inventories	31,325	19,558
Prepaid expenses and other current assets	3,162	2,328
Total current assets	147,767	173,633
Property and equipment, net	25,696	7,338
Goodwill	28,866	29,103
Intangibles, net	43,465	43,096
Deposits and other assets	2,415	3,027
Total assets	$248,209	$256,197

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,027	$6,265
Accrued payroll	13,337	11,476
Accrued expenses and other current liabilities	5,260	3,094
Contingently issuable common stock	—	46,500
Total current liabilities	29,624	67,335
Deferred income taxes	879	1,135
Deferred rent	8,060	1,585
Other liabilities	489	—
Contingently issuable common stock	14,600	14,400
Convertible notes	70,407	67,101
Total liabilities	124,059	151,556
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized. No shares issued and outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized, 67,321,769 and 63,866,392 shares issued, respectively. 67,159,511 and 63,866,392 shares outstanding, respectively.	67	64
Additional paid-in capital	372,639	321,756
Accumulated deficit	(248,500)	(216,082)
Treasury stock, at cost, 162,258 and 0 shares, respectively.	(2,328)	—
Accumulated other comprehensive income (loss)	2,272	(1,097)
Total stockholders’ equity	124,150	104,641
Total liabilities and stockholders’ equity	$248,209	$256,197